ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

| Filed in the office of | Document Number 20080529888-00 |
|---|---|
| Ross Miller, Secretary of State, State of Nevada | Filing Date and Time 08/07/2008 1:07 PM |
| | Entity Number E0484772006-5 |

# Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Millennium Energy Corp.

2. Description of the original document for which correction is being made:

Certificate of Change Pursuant to NRS 78.209

3. Filing date of the original document for which correction is being made: 11/19/07

4. Description of the inaccuracy or defect.

The current number of authorized shares at the par value before the change that was stated in the Certificate of Change was 150,000,000 shares of common stock with par value of $0.0001 per share.
The number of authorized shares and the par value after the change that was stated in the Certificate of Change was 2,250,000,000 shares of common stock with par value of $0.0001 per share.

5. Correction of the inaccuracy or defect.

The current number of authorized shares at the par value before the change in the Certificate of Change should have stated 100,000,000 shares of common stock with par value of $0.0001 per share and 50,000,000 shares of preferred stock with par value of $0.0001 per share.
The number of authorized shares and the par value after the change in the Certificate of Change should have stated 1,500,000,000 shares of common stock with par value of $0.0001 per share and 50,000,000 shares of preferred stock with par value of $0.0001 per share.

6. Signature:

X [signature] President 08/07/2008

Authorized Signature Title * Date

*If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited -liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*